Exhibit 10.48

EXECUTION VERSION

BURLINGTON STORES, INC.

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

AMONG

BURLINGTON STORES, INC.

AND

THE INVESTORS AND MANAGERS

NAMED HEREIN

DATED AS OF MARCH 13, 2014

i

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

This Amended and Restated Stockholders Agreement (the “Agreement”) is made as of March 13, 2014 by and among:

(i)	Burlington Stores, Inc. (the “Company”);

(ii)	Bain Capital Fund IX, L.P., Bain Capital Integral Investors, LLC, BCIP TCV, and LLC, BCIP Associates - G (together with their Permitted Transferees, the “Investors”); and

(iii)	The Persons listed on Schedule A hereof as “Managers” and such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board as “Senior Managers” (the “Managers” and together with the Investors, the “Stockholders”).

Recitals

1. On February 14, 2013, the Company, the Investors and the Stockholders entered into that certain Stockholders Agreement (the “Original Agreement”).

2. The parties believe it is in the best interests of the Company and the Stockholders to amend and restate the Original Agreement to provide for, among other things, the release of certain Stockholders from the provisions thereof.

Agreement

Therefore, the parties hereto hereby agree as follows:

1.	EFFECTIVENESS; DEFINITIONS

1.1 Effectiveness. This Agreement shall become effective upon the execution hereof by the Company, the Investors and the Majority Managers (the “Effective Date”).

1.2 Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 7 hereof.

2.	TRANSFER RESTRICTIONS

No holder of Shares shall Transfer any of such Shares to any other Person except as provided in this Section 2.

2.1 Permitted Transferees.

2.1.1 Affiliates. Any holder of Shares may Transfer any or all of such Shares to an Affiliate of such holder or to a Charitable Organization.

2.1.2 Estate Planning. Any holder of Shares who is a natural Person may Transfer any or all of such Shares (i) by gift to, or for the benefit of, any Member or Members of the Immediate Family of such holder, (ii) to a trust for the benefit of such holder and/or any Member or Members of the Immediate Family of such holder, or (iii) to any other trust in respect of which such holder serves as trustee; provided, however, that the trust instrument governing such trust shall provide that such holder, as trustee, shall retain sole and exclusive control over the voting and disposition of such Shares until the termination of this Agreement.

2.1.3 Upon Death. Upon the death of any holder of Shares who is a natural Person, such Shares may be distributed by the will or other instrument taking effect at death of such holder or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder or a Charitable Organization.

2.1.4 Investors and Company. Any holder of Shares may Transfer any or all of such Shares to (a) any Investor, (b) the Company in order to satisfy a tax withholding obligation in connection with the vesting of a stock option or the vesting of restricted stock, or (c) with the Board’s approval, the Company or any subsidiary of the Company.

2.1.5 Additional Permitted Transfers by the Investors. Any holder of Investor Shares may Transfer any or all of such Shares (a) to an Investor or an Affiliated Fund or (b) to its partners or members or to Affiliates of any of the foregoing.

No Transfer permitted under the terms of this Section 2.1 (other than a Transfer to the Company pursuant to Section 2.1.4) shall be effective unless the transferee of such Shares (each, a “Permitted Transferee”) has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Shares to be received by such Permitted Transferee shall remain Investor Shares or Management Shares, as the case may be, and shall be subject to all of the provisions of this Agreement and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as the holder of Investor Shares or Management Shares, as the case may be, hereunder; provided, however, that Shares Transferred to any director, officer or employee of, or consultant or adviser to, the Company or any of its subsidiaries by a holder of Investor Shares shall thereafter become Management Shares hereunder; and provided further that no Transfer by any holder of Shares to a Permitted Transferee shall relieve such holder of any of its obligations hereunder.

2.2 Transfers to the Public. Subject to the provisions of Section 3.3.4, any holder of Shares may Transfer such Shares in a Public Offering or pursuant to Rule 144, if such transfer would not result in, (x) in the case of a Non-Senior Manager, the Relative Ownership Percentage (as defined below) of the Management Shares owned by such Manager immediately following the effective time of such Transfer (the “Determination Time”) being less than the lesser of (i) the applicable Sell-Down Percentage immediately following the Determination Time, and (ii) the Relative Ownership Percentage of the Shares owned by the Investors immediately following the Determination Time, or, (y) in the case of a Senior Manager, the Relative Ownership Percentage of the Management Shares owned by such Senior Manager immediately following the Determination Time being less than the Relative Ownership Percentage of the Shares owned by the Investors immediately following the Determination Time. For purposes of this Section 2.2, “Relative Ownership Percentage” means:

(a) with respect to the Shares held by such Manager or Senior Manager, a fraction (expressed as a percentage), (A) the numerator of which is the number of Shares owned by such Manager or Senior Manager immediately following the Determination Time and (B) the denominator of which is the aggregate number of Shares purchased by or issued to such Manager or Senior Manager at any time prior to the Determination Time, and

(b) with respect to the Shares held by the Investors, a fraction (expressed as a percentage), (A) the numerator of which is the aggregate number of Shares owned by the Investors immediately following the Determination Time and (B) the denominator of which is the aggregate number of Shares purchased by or issued to the Investors at any time prior to the Determination Time.

In the event a Non-Senior Manager is promoted and becomes a Senior Manager, such Manager will not be deemed to have violated the terms of this Section 2.2 as a result of any Transfers that were permitted hereunder prior to such promotion.

2.2.1 Any Investor or Manager Transferring Shares shall notify the Company following the consummation of such Transfer of the number of Shares Transferred. Any Manager wishing to Transfer Shares pursuant to Section 2.2 shall be entitled to obtain prior to such Transfer, and rely upon, a statement from the Company, of the number of Shares that such Manager may Transfer pursuant to this Section 2.2.

2.2.2 Any Shares Transferred pursuant to this Section 2.2 shall conclusively be deemed thereafter not to be Shares or Registrable Securities under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof

2.3 Impermissible Transfer. Any attempted Transfer of Shares not permitted under the terms of this Section 2 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

2.4 Period. The foregoing provisions of this Section 2 shall expire upon the earlier of (a) a Change of Control and (b) the earlier of (i) the fifth anniversary of the Initial Public Offering and (ii) the date on which the Relative Ownership Percentage of the Investors is less than 33.3%.

3.	REGISTRATION RIGHTS

The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each holder of Shares will perform and comply with such of the following provisions as are applicable to such holder.

3.1 Demand Registration Rights.

3.1.1 General. One or more holders of Investor Shares representing at least 25% of the total amount of Investor Shares then outstanding (“Initiating Investors”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Investors (for purposes of this Agreement, “Registrable Investor Securities” shall mean Registrable Securities constituting Investor Shares). Upon receipt of any such request, the Company will use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Initiating Investors together with all other Registrable Securities which the Company has been requested to register pursuant to Section 3.2 by notice delivered to the Company within two (2) Business Days after the Company has given the notice required by Section 3.2.1 (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 3.1.1:

(a) Upon the request of the Company, provided that the Company shall be entitled to make such request only once per any 365 day period, in which case the Company may delay such registration until the later of (i) the 30th day following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans) or (ii) the expiration of any lock-up agreement between the Investors or the Company and the underwriter; or

(b) On any form other than Form S-3 (or any successor form) if the Company has previously effected four or more registrations of Registrable Securities under this Section 3.1.1 requested by Initiating Investors on any form other than Form S-3 (or any successor form); provided, however, that no registrations of Registrable Securities which shall not have become and remained effective in accordance with the provisions of this Section 3 and no registrations of Registrable Securities pursuant to which the Initiating Investors and all other holders of Registrable Investor Securities joining therein are not able to include at least 90% of the Registrable Securities which they desired to include, shall be included in the calculation of numbers of registrations contemplated by this clause (b).

3.1.2 Form. Except as otherwise provided above, each registration requested pursuant to Section 3.1.1 shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by holders of at least a majority of the Registrable Securities to be included in the proposed registration statement in question (the “Majority Participating Investors”).

3.1.3 Payment of Expenses. The Company shall pay all reasonable expenses of the Initiating Investors incurred in connection with each registration of Registrable Securities requested pursuant to this Section 3.1, which shall include one legal counsel selected by the Initiating Investors, other than underwriting discount and commission, if any, and applicable transfer taxes, if any.

3.1.4 Additional Procedures. In the case of a registration pursuant to Section 3.1 hereof, whenever the Majority Participating Investors shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to holders of Registrable Securities referred to in Section 3.2. In such event, the right of any holder of Registrable Securities to have securities owned by such holder included in such registration pursuant to Section 3.1 shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Majority Participating Investors and such holder). If requested by such underwriters, the Company together with the holders of Registrable Securities proposing to distribute their securities through such underwriting will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

3.2 Piggyback Registration Rights.

3.2.1 Piggyback Registration.

(a) General. Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of an Investor or an Affiliated Fund (pursuant to Section 3.1 or otherwise) for sale in a Public Offering (other than any Public Offering that is a secondary offering in the form of a block trade), the Company will give notice to all holders of Registrable Securities (other than Non-Senior Managers) of its intention to do so. Any such holder may, by written response delivered to the Company within 2 Business Days after the effectiveness of such notice, request that all or a specified part of the Registrable Securities held by such holder be included in such registration. The Company thereupon will use its reasonable efforts to cause to be included in such registration under the Securities Act all shares of Registrable Securities which the Company has been so requested to register by such holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of shares of Common Stock in such Public Offering) of the Registrable Securities to be so registered. No registration of Registrable Securities effected under this Section 3.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 3.1 hereof.

(b) Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 3.2 incidental to the registration of any of its securities in connection with:

(i) Any Public Offering relating to employee benefit plans or dividend reinvestment plans; or

(ii) Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses.

3.2.2 Payment of Expenses. The Company shall pay all reasonable expenses of a single legal counsel representing any and all holders of Registrable Securities incurred in connection with each registration of Registrable Securities requested pursuant to this Section 3.2.

3.2.3 Additional Procedures. Holders of Shares participating in any Public Offering pursuant to this Section 3.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Shares in such Public Offering, including being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties by, and the other agreements (including customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters; provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Shares in such Public Offering, the aggregate amount of such liability shall not exceed such holder’s net proceeds from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Shares included in the offering or (ii) such holder’s net proceeds from such offering.

3.3 Certain Other Provisions.

3.3.1 Underwriter’s Cutback. In connection with any registration of shares, the underwriter may determine that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 3 and subject to the terms of this Section 3.3.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration (it being understood that the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 3.3.1). Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter in its sole discretion shall determine in good faith that marketing factors require a different allocation: shares, other than Registrable Securities, requested to be included in such registration by shareholders shall be excluded unless the Company has, with the consent of the Majority Investors, granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback; and, if a limitation on the number of shares is still required, the number of Registrable Securities and other shares of Common Stock that may be included in such registration shall be allocated among holders thereof in proportion, as nearly as practicable, to the respective amounts of Common Stock which each shareholder requested be registered in such registration. For purposes of any underwriter cutback, all Common Stock held by any holder of Registrable Securities shall also include any Common Stock held by the partners, retired partners, shareholders or affiliated entities of such holder, or the estates and family members of any such holder or such partners and retired partners, any trusts for the benefit of any of the foregoing persons and, at the election of such holder or such partners, retired partners, trusts or affiliated entities, any Charitable Organization to which any of the foregoing shall have contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering, and such holder and other persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. Upon delivery of a written request that Registrable Securities be included in the underwriting pursuant to Section 3.1.1 or 3.2.1, the holder thereof may not thereafter elect to withdraw therefrom without the written consent the Company and the Majority Investors.

3.3.2 Other Actions. If and in each case when the Company is required to use its best efforts to effect a registration of any Registrable Securities as provided in this Section 3, the Company shall take appropriate and customary actions in furtherance thereof, including: (a) promptly filing with the Commission a registration statement and using reasonable efforts to cause such registration statement to become effective, (b) preparing and filing with the Commission such amendments and supplements to such registration statements as may be required to comply with the Securities Act and to keep such registration statement effective for a period not to exceed 270 days from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement shall have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act, (c) use its best efforts to register or qualify such Registrable Securities under the state securities or “blue sky” laws of such jurisdictions as the sellers shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject; and (d) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities in connection with, such registration, including, without limitation, participation in due diligence sessions, drafting sessions, management presentations and “road shows” by its officers and employees.

3.3.3 Selection of Underwriters and Counsel. The underwriters and legal counsel to be retained in connection with any Public Offering shall be selected by the Board or, in the case of an offering following a request therefor under Section 3.1.1, the Initiating Investors.

3.3.4 Lock-Up. Without the prior written consent of the underwriters managing any Public Offering, for a period beginning seven days immediately preceding and ending on the 90th day following the effective date of the registration statement used in connection with such offering, neither the Company nor any Senior Manager who has had Registrable Securities registered in connection with such Public Offering pursuant to Section 3.2 shall (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of such Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions, (ii) Transfers to a Permitted Transferee of such holder in accordance with the terms of this Agreement, (iii) conversions of shares of Common Stock into other classes of Common Stock without change of holder or (iv) during the period preceding the execution of the underwriting agreement in connection with an underwritten offering, Transfers to a Charitable Organization.

3.3.5 Limitations on Subsequent Rights. The Company shall not enter into any agreement that would provide any party the right to include securities in any registration filed under Section 3.1.1 or 3.2.1 if such agreement provides such party underwriters’ cutback rights that are more favorable than the underwriters’ cutback rights provided to holders of Registrable Securities pursuant to Section 3.3.1 of this Agreement.

3.4 Indemnification and Contribution.

3.4.1 Indemnities of the Company. In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 3 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally, to indemnify and hold harmless each seller of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange

Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 3.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.

3.4.2 Indemnities to the Company. The Company and any of its subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 3, that the Company and any of its subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities.

3.4.3 Contribution. If the indemnification provided for in Sections 3.4.1 or 3.4.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 3.4 (an “Indemnitee”) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 3.4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 3.4.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

3.4.4 Limitation on Liability of Holders of Registrable Securities. The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 3.4 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

4.	REMEDIES.

The Company and each holder of Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

5.	LEGENDS.

5.1 Restrictive Legend. Shares shall be subject to the following legend:

The sale, encumbrance or other disposition of these shares, are subject to the provisions of a Stockholders Agreement to which the issuer and certain of its stockholders are party, a copy of which may be inspected at the principal office of the issuer or obtained from the issuer without charge.

Investor Shares shall also be subject to the following legend:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Investor.

Management Shares shall also be subject to the following legend.

These shares were originally issued to, or issued with respect to shares originally issued to, the following Manager.

Any person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed with respect to such Shares.

5.2 1933 Act Legends. Shares shall be subject to the following legend:

These securities were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

5.3 Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.

5.4 Termination of 1933 Act Legend. The requirement imposed by Section 5.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of Kirkland & Ellis LLP, or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144.

6.	AMENDMENT, TERMINATION, ETC.

6.1 Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

6.2 Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Majority Investors; provided, however, that the consent of the Majority Managers shall be required for any amendment, modification, extension, termination or waiver which has a disproportionate and material adverse effect on the rights of the holders of Management Shares under this Agreement. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

6.3 Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

7.	DEFINITIONS

For purposes of this Agreement:

7.1 Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 7:

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined;

(c) The masculine, feminine and neuter genders shall each include the other; and

(d) The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”

Definitions. The following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any natural Person, any Member of the Immediate Family of such natural Person.

“Affiliated Fund” shall mean each corporation, trust, limited liability company, general or limited partnership or other entity under common control with any Investor or that receives investment advice from the investment adviser to any Investor or an investment adviser affiliated with such investment adviser.

“Agreement” shall have the meaning set forth in the Preamble.

“Board” shall the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Change of Control” shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (b) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Commission under the Exchange Act), other than the Investors and their respective Affiliated Funds, excluding, in any case referred to in clause (a) or (b) any bona fide primary or secondary public offering; or (c) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the Common Stock of the Company, par value $0.0001 per share.

“Company” shall have the meaning set forth in the Preamble.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Cost” shall mean, for any security, the price paid to the issuer for such security.

“Covered Person” shall have the meaning set forth in Section 3.4.1.

“Determination Time” shall have the meaning set forth in Section 2.2.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become -exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Indemnitee” shall have the meaning set forth in Section 3.4.3.

“Initial Public Offering” means the Company’s initial Public Offering registered on Form S-1 (Registration No. 333-189632).

“Initiating Investors” shall have the meaning set forth in Section 3.1.1.

“Investor Shares” shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, an Investor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to an Investor (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Investors” shall have the meaning set forth in the Preamble.

“Majority Investors” shall mean, as of any date, the holders of a majority of the Investor Shares outstanding on such date.

“Majority Managers” shall mean, as of any date, the holders of a majority of the Management Shares outstanding on such date.

“Majority Participating Investors” shall have the meaning set forth in Section 3.1.2.

“Management Shares” shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Manager, whenever issued, including (i) all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (ii) all shares of Common Stock that have fully vested pursuant to a restricted stock grant or other equity incentive award (but excluding any shares of common Stock issued pursuant to restricted stock grant or other equity incentive awards that have not fully vested) and (b) all Options, Warrants and Convertible Securities originally granted or issued to a Manager (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein). All Management Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Management Shares in the hands of such Permitted Transferee, except to the extent that such Transfer is made pursuant to a Public Offering.

“Managers” shall have the meaning set forth in the Preamble.

“Members of the Immediate Family” shall mean, with respect to any individual, each spouse or child or other descendants of such individual, each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.

“Non-Senior Manager” means any Manager other than a Senior Manager.

“Option Shares” shall mean, with respect to a Manager or direct or indirect Permitted Transferee of a Manager, all or any portion of the Management Shares which were issued upon exercise of an Option held by such holder (or Permitted Transferee, if applicable).

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock.

“Permitted Transferee” shall have the meaning set forth in Section 2.1.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Registrable Investor Securities” shall have the meaning set forth in Section 3.1.1.

“Registrable Securities” shall mean (a) all shares of Common Stock, (b) all shares of Common Stock issuable upon exercise, conversion or exchange of any Option, Warrant or Convertible Security and (c) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a) or (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Shares. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) such securities shall have been Transferred pursuant to Rule 144; (iii) subject to the provisions of Section 4 hereof, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144) or (iv) such securities shall have ceased to be outstanding.

“Relative Ownership Percentage” shall have the meaning set forth in Section 2.2.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Rule 145 Transaction” shall mean a registration on Form S-4 pursuant to Rule 145 of the Securities Act (or any successor Form or provision, as applicable).

“Sale” shall mean a Transfer for value.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time. “Shares” shall mean all Investor Shares and Management Shares.

“Sell-Down Percentage” shall mean, (a) from the Effective Date through the 180th day following the Effective Date, 75%, (b) from the 181st day following the Effective Date through the 270th day following the Effective Date, 50%, (c) from the 271st day following the Effective Date through the first anniversary of the Effective Date, 25%, and (d) after the first anniversary of the Effective Date, 0%.

“Senior Manager” means (a) each Manager listed on Schedule B hereto, (b) any Senior Vice President, any Executive Vice President, and (c) such other Manager or other person who from time to time is or becomes a party to this Agreement by executing a counterpart signature page of this Agreement and is designated by the Board as “Senior Manager.”

“Stockholders” shall have the meaning set forth in the Preamble.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

8.	MISCELLANEOUS

8.1 Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

8.2 Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

(a) by hand (in which case, it will be effective upon delivery);

(b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or

(c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service);

in each case, to the address (or facsimile number) listed below

If to the Company:

Burlington Holdings, Inc.

1830 Route 130

Burlington, NJ 08016

Attention: General Counsel

Facsimile No.: (609) 239-9675

with copies (which shall not constitute notice) to:

c/o Bain Capital Partners, LLC

111 Huntington Ave.

Boston, MA 02199

Attention: Jordan Hitch

Facsimile No.: (617) 516-2000

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Joshua N. Korff and Christopher A. Kitchen

Facsimile No.: (212) 446-6460

If to an Investor, to it:

c/o Bain Capital Partners, LLC

111 Huntington Ave.

Boston, MA 02199

Attention: Jordan Hitch

Facsimile No.: (617) 516-2000

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Joshua N. Korff and Christopher A. Kitchen

Facsimile No.: (212) 446-6460

If to a Manager, to such person at the address or facsimile number set forth in the record books of the Company.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) two business days after being sent by Federal Express, DHL or UPS and (c) three business days after deposit with the U.S. Postal Service, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

8.3 Binding Effect, Etc. Except for restrictions on Transfer of Shares set forth in other agreements, plans or other documents, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

8.4 Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

8.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

8.6 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

8.7 Termination of Agreement with Respect to Non-Senior Managers. This Agreement shall terminate and be of no further force or effect with respect to each Non-Senior Manager as of the first anniversary of the Effective Date.

8.8 Termination of Employment. For the avoidance of doubt, the termination of a Manager’s employment with the Company will not affect such Manager’s rights, duties or obligations hereunder.

9.	GOVERNING LAW

9.1 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

9.2 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the State of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2 hereof is reasonably calculated to give actual notice.

9.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9.4 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

The Company:	BURLINGTON STORES, INC.

	By:	/s/ Thomas A. Kingsbury
	Name:	Thomas A. Kingsbury
	Title:	President and Chief Executive Officer

Signature Page to Stockholders Agreement

BAIN CAPITAL INTEGRAL INVESTORS, LLC
By:	BAIN CAPITAL INVESTORS, LLC
its administrative member

By:	/s/ Joshua Bekenstein
Name:	Joshua Bekenstein
Title:	Managing Director

BAIN CAPITAL FUND IX, LLC
By:	BAIN CAPITAL FUND IX, L.P.
its sole member
By:	BAIN CAPITAL PARTNERS IX, L.P.
its general partner
By:	BAIN CAPITAL INVESTORS, LLC
its general partner

By:	/s/ Joshua Bekenstein
Name:	Joshua Bekenstein
Title:	Managing Director

BCIP ASSOCIATES-G
By:	BAIN CAPITAL INVESTORS, LLC
its administrative partner

By:	/s/ Joshua Bekenstein
Name:	Joshua Bekenstein
Title:	Managing Director

BCIP TCV, LLC
By:	BAIN CAPITAL INVESTORS, LLC
its administrative member

By:	/s/ Joshua Bekenstein
Name:	Joshua Bekenstein
Title:	Managing Director

Signature Page to Stockholders Agreement

[Manager]

Signature Page to Stockholders Agreement

Schedule A

Managers

Allen Guzman

Andrea Kuchar

Angel Guzman

Angela Buhite

Ann Sterling

Anna Langenhan

Anthony Hughes

Beth Wonski

Betty Brix

Bob Bentley

Bob LaPenta

Brad Friedman

Brian McNamara

Brian Questad

Charles Hynes

Charles P. Guardiola Revocable Living Trust

Christopher Bailey

Curtis Leroy

Cynthia Ann Kurja

Dale Adams

Dave Panyard

David Cohen

Debbie Zyskowski

Dennis Berscak

Earl Sequeira

Edward Heller

Ellen Feherty

Ellen Shamaskin

Garry Graham

George Katsanos

Greg Bauer

Greg Ott

Greg Sosonka

H. Robert Greenbaum

Heather Brown

Helene Birk

Jacqueline Fazekas-Woodcock

James Fulwiler

James Saurborn

James Whitehead

Jane Green

Jay Margolis

Jeff Brown

Jeff Laub

Jeffrey Armenti

John Mahoney

John Marrazo

Judy Barr

Lesa Olson

Lisa Chambrelli-Hine

Lorenzo Figueroa

Louis Ansara

Mark Fleer

Mark Nesci

Martin Frent

Mary Ann Wyckoff

Mary McGovern

Mary Rose Bilello

Matt Pasch

Schedule A

Melissa Boughton

Melissa Walsh

Michael Brignac

Michael Cane

Michael Fagan

Michael Geraghty

Michael Kennedy

Michael Prince

Michael Shanahan

Nancy Wallace

Natalie Wardin

Nick Robinson

Norma Wilson

Paul Hayre

Paul Mallett

Paul Sullivan

Randy Reeves

Regina Palmer

Richard Catapano

Rick Swain

Robert Grapski

Robert Morris

Ron Kaplan

Ron Zindman

Russ Schaller

Sandra Kerrigan

Sandra Reed

Scot Lee

Sharon Stone

Shelly Trosclair

Shirley Culman

Shobna Daga

Sophia Chen

Stacy Haigney

Stephanie Sarkioglu

Steve Bienstock

Steve Ferroni

Steve Riley

Stuart McLean

Susan Carnegie

Susan Hilton

Susan Katims

Tabitha Jenkins

Tara Newhall

Terry Stein

Theresa Small-Kreider

Tracey Jwanier

Trey Burnett

Troy Myers

Walter Rivera

Warren Johnson

Wendy Siskind

William Vasil

Schedule B

Senior Managers

Thomas Kingsbury

Paul Tang

Todd Weyhrich

Fred Hand

Marc Katz

Joyce Manning Magrini

Michael J. Metheny

Hobart (Bart) Sichel

Paul Metcalf

Eliot Rosenfield

Kevin Griffin

Nancy Mair

Mary Markman

Maria Perry

Francis Xavier Jose

Peter M. Cupps

Dennis P. Hodgson

Jean Marie Hill

James E. Connolly

Mariam Aguillard

Troy Steiner

Heather Boatman

Suzanne Marie Brennan

John D. Crimmins

Henry Adam Wagner

John DiTullio

Bruce Mager

Forrest David (Dave) Coder

Andre Persaud